Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES REPORTS FIRST QUARTER 2026 RESULTS

– Total net sales of $140.9 million, compared to $137.1 million in prior year first quarter –
– Net income of $0.8 million, up from a net loss of ($0.8) million in prior year first quarter –
– EBITDA of $4.8 million, up from $3.5 million in prior year first quarter –
– Confirms full-year Outlook -
– Board of Directors approves $0.14 per share quarterly dividend –

ST. PETERSBURG, Fla., May 4, 2026 – Superior Group of Companies, Inc. (NASDAQ: SGC) (the “Company”), today announced its first quarter 2026 results.

“Against a still uncertain economic backdrop, our first quarter results show that we are continuing to move Superior Group of Companies in the right direction, even as there is still work to reach the level of performance we are targeting,” said Michael Benstock, Chief Executive Officer. “We are seeing the benefits of the portfolio and cost actions we’ve taken over the last several years, with healthier business mix, improved underlying profitability and stronger earnings power than a year ago, despite uneven demand across our end markets. While macro and geopolitical conditions remain difficult to predict and are weighing on customer spending in certain categories, our diversified segments, strong customer relationships and flexible supply chain position us to continue taking share where we choose to compete. Consistent with the historical cadence of our business, we expect performance to be more heavily weighted to the back half of 2026, and our balance sheet and cash generation give us the ability to keep investing in our most differentiated solutions while returning capital to shareholders through our dividend and opportunistic share repurchases in support of long-term value creation.”

First Quarter Results

For the first quarter ended March 31, 2026, net sales were $140.9 million, compared to first quarter 2025 net sales of $137.1 million. Pretax earnings of $1.1 million compared to ($0.9) million in the first quarter of 2025. Net earnings of $0.8 million or $0.06 per diluted share compared to a net loss of ($0.8) million or ($0.05) per diluted share for the first quarter of 2025.

First Quarter 2026 Dividend

The Board of Directors declared a quarterly dividend of $0.14 per share, payable May 29, 2026 to shareholders of record as of May 15, 2026.

2026 Full-Year Outlook

The Company continues to forecast full-year 2026 net sales in the range of $572 million to $585 million, up from 2025 net sales of $566.2 million, and full-year earnings per diluted share in the range of $0.54 to $0.66, up from $0.46 in 2025.

Webcast and Conference Call

The Company will host a webcast and conference call at 8:00am Eastern Time today. The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://ir.superiorgroupofcompanies.com/Presentations. Interested individuals may also join the teleconference by dialing 1-844-861-5505 for U.S. dialers and 1-412-317-6586 for International dialers. The Canadian toll-free number is 1-866-605-3852. Please ask to be joined to the Superior Group of Companies call. A telephone replay of the teleconference will be available through May 11, 2026. To access the replay, dial 1-855-669-9658 in the United States or Canada, or 1-412-317-0088 from international locations. Please reference conference number 4789430 for replay access.

Disclosure Regarding Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this press release may include, without limitation: (1) projections of revenue, income, and other items relating to our financial position and results of operations, including short term and long term plans for cash, (2) statements of our plans, objectives, strategies, goals and intentions, (3) statements regarding the capabilities, capacities, market position and expected development of our business operations and (4) statements of expected industry and general economic trends.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the impact of competition; uncertainties related to tariffs, duties, trade wars and related matters, supply disruptions, inflationary environments (including with respect to shipping costs and the cost of finished goods and raw materials and shipping costs), employment levels (including labor shortages), and general economic and political conditions in the areas of the world in which the Company operates or from which it sources its supplies or the areas of the United States of America (“U.S.” or “United States”) in which the Company’s customers are located; changes in the healthcare, retail chain, food service, transportation and other industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, discover liabilities associated with such businesses during the diligence process, successfully integrate any acquired businesses, or successfully manage our expanding operations; the price and availability of raw materials; attracting and retaining senior management and key personnel; the Company's ability to maintain effective internal control over financial reporting; and other factors described in the Company’s filings with the Securities and Exchange Commission ("SEC"), including those risks described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 entitled "Risk Factors" and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

About Superior Group of Companies, Inc. (SGC):

Established in 1920, Superior Group of Companies is comprised of three attractive business segments each serving large, fragmented and growing addressable markets. Across Healthcare Apparel, Branded Products and Contact Centers, each segment enables businesses to create extraordinary brand engagement experiences for their customers and employees. SGC’s commitment to service, quality, advanced technology, and omnichannel commerce provides unparalleled competitive advantages. We are committed to enhancing shareholder value by continuing to pursue a combination of organic growth and strategic acquisitions. For more information, visit www.superiorgroupofcompanies.com.

Investor Relations Contact:
Investors@Superiorgroupofcompanies.com

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended March 31,
	2026	2025
Net sales	$140,878	$137,097

Costs and expenses:
Cost of goods sold	88,544	86,656
Selling and administrative expenses	50,368	50,102
Interest expense, net	912	1,245
	139,824	138,003
Income (loss) before income tax expense (benefit)	1,054	(906)
Income tax expense (benefit)	220	(148)
Net income (loss)	$834	$(758)

Net income (loss) per share:
Basic	$0.06	$(0.05)
Diluted	$0.06	$(0.05)

Weighted average shares outstanding during the period:
Basic	14,629,019	15,599,655
Diluted	14,917,845	15,599,655

Cash dividends per common share	$0.14	$0.14

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par value data)

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,172	$23,691
Accounts receivable, net	84,917	104,336
Inventories	97,430	97,474
Contract assets	55,313	48,903
Prepaid expenses and other current assets	13,903	13,259
Total current assets	274,735	287,663
Property, plant and equipment, net	35,966	37,352
Operating lease right-of-use assets	12,157	12,620
Deferred tax asset	14,987	15,003
Intangible assets, net	46,359	47,254
Goodwill	2,583	2,583
Other assets	19,734	19,369
Total assets	$406,521	$421,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,159	$48,343
Other current liabilities	48,324	53,041
Current portion of long-term debt	7,031	6,563
Total current liabilities	100,514	107,947
Long-term debt	80,279	87,093
Long-term pension liability	15,123	15,010
Long-term acquisition-related contingent liabilities	919	826
Long-term operating lease liabilities	7,586	7,939
Other long-term liabilities	9,349	10,211
Total liabilities	213,770	229,026
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding 15,632,981 and 15,730,615 shares, respectively	16	16
Additional paid-in capital	84,857	84,628
Retained earnings	111,233	112,871
Accumulated other comprehensive loss, net of tax:	(3,355)	(4,697)
Total shareholders’ equity	192,751	192,818
Total liabilities and shareholders’ equity	$406,521	$421,844

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$834	$(758)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,858	3,204
Inventory write-downs	1,095	441
Credit loss expense	314	131
Share-based compensation expense	887	1,283
Change in fair value of acquisition-related contingent liabilities	93	287
Non-cash operating lease expense	1,019	900
Other, net	46	86
Changes in assets and liabilities:
Accounts receivable	19,415	2,607
Contract assets	(6,397)	1,069
Inventories	(994)	(2,191)
Prepaid expenses and other current assets	159	749
Other assets	(391)	113
Accounts payable and other current liabilities	(9,044)	(9,262)
Other long-term liabilities	(537)	(647)
Net cash provided by (used in) operating activities	9,357	(1,988)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(568)	(1,131)
Net cash used in investing activities	(568)	(1,131)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving lines of credit	10,000	19,000
Payments under revolving lines of credit	(15,000)	(8,000)
Payments of term loan	(1,406)	(1,406)
Payments of cash dividends	(2,164)	(2,280)
Shares withheld for taxes net of proceeds received on exercise of stock options	(288)	87
Common shares repurchased and retired	(678)	(3,777)
Net cash (used in) provided by financing activities	(9,536)	3,624

Effect of currency exchange rates on cash	228	486
Net decreases in cash and cash equivalents	(519)	991
Cash and cash equivalents balance, beginning of period	23,691	18,766
Cash and cash equivalents balance, end of period	$23,172	$19,757

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$834	$(758)
Interest expense, net	912	1,245
Income tax expense (benefit)	220	(148)
Depreciation and amortization	2,858	3,204
EBITDA(1)	$4,824	$3,543
EBITDA margin(1)	3.4%	2.6%

(1) EBITDA, which is a non-GAAP financial measure, is defined as net income excluding interest expense, net, income tax expense and depreciation and amortization expense. EBITDA margin is defined as EBITDA divided by net sales. The Company believes EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest expense from outstanding debt), (ii) tax consequences and (iii) asset base (depreciation and amortization). The Company uses EBITDA internally to monitor operating results and to evaluate the performance of its business. In addition, the compensation committee has used EBITDA in evaluating certain components of executive compensation, including performance-based annual incentive programs. EBITDA is not a measure of financial performance under GAAP.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA are significant components in understanding and assessing the Company’s results of operations. The Company’s EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - REPORTABLE SEGMENTS
(Unaudited)
(In thousands)

	Branded Products	Healthcare Apparel	Contact Centers	Intersegment Eliminations	Other	Total
For the Three Months Ended March 31, 2026:
Net sales	$90,869	$28,601	$22,253	$(845)	$-	$140,878
Cost of goods sold	59,882	18,420	10,639	(397)	-	88,544
Gross margin	30,987	10,181	11,614	(448)	-	52,334
Selling and administrative expenses	24,746	10,778	9,563	(448)	5,729	50,368
Depreciation and amortization	1,374	823	588	-	73	2,858
Segment EBITDA(1)	$7,615	$226	$2,639	$-	$(5,656)	$4,824

	Branded Products	Healthcare Apparel	Contact Centers	Intersegment Eliminations	Other	Total
For the Three Months Ended March 31, 2025:
Net sales	$86,474	$27,263	$24,225	$(865)	$-	$137,097
Cost of goods sold	58,787	17,130	11,244	(505)	-	86,656
Gross margin	27,687	10,133	12,981	(360)	-	50,441
Selling and administrative expenses	23,420	9,526	10,921	(360)	6,595	50,102
Depreciation and amortization	1,480	912	722	-	90	3,204
Segment EBITDA(1)	$5,747	$1,519	$2,782	$-	$(6,505)	$3,543

(1) Segment EBITDA is our primary measure of segment profitability under U.S. GAAP ASC 280 “Segment Reporting”. Amounts included in income before income tax expense and excluded from Segment EBITDA include: interest expense, net and depreciation and amortization expense. Total EBITDA is a non-GAAP financial measure. Please see reconciliation of Total EBITDA included in the Non-GAAP Financial Measures table above.